UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2022

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

645 Molly Lane, Suite 150

Woodstock, GA 30189

(Address of principal executive offices)

(Zip Code)

(800) 759-9305

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective January 19, 2022, we entered into a non-exclusive distribution agreement with Salus Medical, LLC for our Microcyn®-based dental, dermatology, wound and eye care products for an initial term of one year, subject to two one-year extensions.

Further, on January 18, 2022, we entered into an exclusive license and distribution agreement with Anlicare International for certain distribution rights. Pursuant to the agreement, Anlicare will obtain the necessary licenses to distribute our Microcyn-based dental and oral products in China and Macau at its expense. Further, Anlicare agreed to pay a royalty based on the completion of certain milestones. In return, we agreed to grant Anlicare exclusive rights for selling and distributing oral and dental care under their label in China and Macau for a term of five years from the date such licenses are approved. Should Anlicare fail to secure the regulatory licenses during the two-year period, the agreement will terminate.

The foregoing descriptions of the agreements are not complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed herewith as Exhibits10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our annual report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1†*	Non-Exclusive Distribution and Supply Agreement between Sonoma Pharmaceuticals, Inc. and Salus Medical, LLC dated January 19, 2022.
10.2†*	Exclusive License and Distribution Agreement between Sonoma Pharmaceuticals, Inc. and Anlicare International dated January 18, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

 ___________________

†	Certain portions of the Agreement have been omitted to preserve the confidentiality of such information. The Company will furnish copies of any such information to the SEC upon request.
*	Some exhibits or schedules to the Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:January 20, 2022	SONOMA PHARMACEUTICALS, INC.

	By:	/s/ Amy Trombly
Name: Amy Trombly Title: Chief Executive Officer

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